UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011 (March 15, 2011)

SeaCube Container Leasing Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-34931	98-0655416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Maynard Drive
Park Ridge, New Jersey	07656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 391-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On March 18, 2011, CLI Funding V LLC ("CLIF V"), an indirect wholly owned subsidiary of SeaCube Container Leasing Ltd., completed the offering of $230,000,000 aggregate principal amount of Series 2011-1 Fixed Rate Secured Notes ("Series 2011-1 Notes"). The Series 2011-1 Notes, which are rated "A" by Standard & Poor's, were issued at par with an annual interest rate of 4.50%, have a scheduled maturity date of March 18, 2021 and a legal final maturity date of March 18, 2026. The transaction documents contain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default, which are subject to various exceptions and qualifications. CLIF V will use the net proceeds of the offering to purchase containers and for other general business purposes. A copy of the press release is furnished with this report as Exhibit 99.1 hereto.

The Series 2011-1 Notes were offered within the United States only to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to persons outside the United States in compliance with Regulation S under the Securities Act. The notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 2.03.  Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Form 8-K and is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Description

99.1	Press release, dated March 21, 2011, issued by SeaCube Container Leasing Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACUBE CONTAINER LEASING LTD.
(Registrant)

By: /s/ Stephen P. Bishop
Stephen P. Bishop
Chief Operating Officer and Chief Financial Officer

Date: March 21, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 21, 2011, issued by SeaCube Container Leasing Ltd.